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                                                                     Exhibit 4.1

                               VISTEON CORPORATION

                      WARRANT FOR THE PURCHASE OF SHARES OF
                       COMMON STOCK OF VISTEON CORPORATION

NO. 1                                                        WARRANT TO PURCHASE
                                                               25,000,000 SHARES

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN AND IN THE STOCKHOLDER AGREEMENT (AS HEREIN DEFINED), COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

     FOR VALUE RECEIVED, VISTEON CORPORATION, a Delaware corporation (the "COMPANY"), hereby certifies that FORD MOTOR COMPANY, a Delaware Corporation ("FORD" and together with its successors and permitted assigns, the "HOLDER"), is entitled, subject to the provisions of this Warrant and the Stockholder Agreement (as hereinafter defined), to purchase from the Company, at the times specified herein, twenty-five million fully paid and non-assessable shares of Common Stock of the Company, par value $1.00 per share (the "COMMON STOCK"), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.

     1. Definitions. (a) The following terms, as used herein, have the following meanings:

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person. For the purpose of this definition, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means having the right to elect a majority of the board of directors or other comparable body responsible for management and direction of a Person, or otherwise having, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, by contract or by virtue of share ownership.

     "AGGREGATE EXERCISE PRICE" shall have the meaning set forth in paragraph 9(a)(ii).


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     "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     "BUSINESS DAY" means a day, other than Saturday, Sunday or other day on which commercial banks in Detroit, Michigan are authorized or required by law to close.

     "CHANGE OF CONTROL" means (i) a liquidation or dissolution of the Company;
(ii) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; (iii) a merger, consolidation, share exchange, business combination or similar extraordinary transaction as a result of which the persons possessing, immediately prior to the consummation of such transaction, beneficial ownership of the voting securities of the Company entitled to vote generally in elections of directors of the Company, cease to possess, immediately after consummation of such transaction, beneficial ownership of voting securities entitling them to exercise at least 50% of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company (or, if not the Company, the surviving entity resulting from such transaction, or its parent); or (iv) a transaction or series of transactions (including by way of merger, consolidation, sale of stock or otherwise) the result of which is that any Person or "group" (as defined in
Section 13 of the 1934 Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the 1934 Act), directly or indirectly, of more than 50% of the voting power of the outstanding voting stock of the Company entitled to vote generally in elections of directors of the Company.

     "CONSTITUENT PERSON" shall have the meaning set forth in paragraph 10.

     "CURRENT MARKET PRICE PER COMMON SHARE" shall have the meaning set forth in paragraph 6.

     "DAILY PRICE" shall have the meaning set forth in paragraph 6.

     "EXCLUDED TRANSACTIONS" shall have the meaning set forth in paragraph 9(b).

     "EXERCISE PRICE" means $6.90 per Warrant Share, as such Exercise Price may be adjusted from time to time as provided herein.

     "EXPIRATION DATE" means the eighth anniversary of the date of the Closing at 5:00 p.m. Detroit, Michigan time.

     "NON-ELECTING SHARE" shall have the meaning set forth in paragraph 10.

     "NYSE" means the New York Stock Exchange.


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     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "STOCKHOLDER AGREEMENT" means the Stockholder Agreement dated as of _____________, 2005 between the Company and Ford.

     "WARRANT SHARES" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

          (b) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Stockholder Agreement.

     2. Exercise of Warrant.

          (a) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, commencing on the earlier of (i) the first anniversary of the date of the Closing and (ii) the occurrence of a Change of Control and ending on the Expiration Date or, if any such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto and, if the Holder so desires, such Warrant Exercise Notice shall include a written request by the Holder to exercise this Warrant on a cashless basis pursuant to paragraph 2(e). Promptly, and in any event within five (5) days, after delivery of the Warrant Exercise Notice, the Company shall notify the Holder in writing (x) whether it will settle such exercise in cash pursuant to paragraph 2(d)(ii) or
(y) if a request for cashless exercise has been made by the Holder, whether it will permit the Holder to exercise on a cashless basis pursuant to paragraph 2(e). Subject to paragraph 2(e) below, within ten (10) days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price (unless the Company shall have elected to settle in cash pursuant to paragraph 2(d)(ii), in which case the applicable Exercise Price shall be netted against the cash settlement amount payable by the Company pursuant to paragraph 2(d)(ii)). At the close of business on the date of such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

          (b) The Exercise Price shall be paid by wire transfer of immediately available funds to a bank account designated by the Company. Any documentary, stamp or similar issue or transfer taxes payable in respect of the


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issue or delivery of the Warrant Shares shall be borne by the party or parties having responsibility therefor under applicable law, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of the Warrant Shares in a name other than that of the then Holder of this Warrant; provided further that the parties shall take reasonable steps to minimize such taxes.

          (c) If the Holder exercises this Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company as promptly as reasonably practicable. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph 7 hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same as promptly as reasonably practicable.

          (d) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall, as promptly as reasonably practicable, either (i) transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall, as promptly as reasonably practicable, deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same or (ii) if the Company has elected pursuant to paragraph 2(a) to cash settle, pay an amount in cash equal to (x) such number of shares of Common Stock to which the Holder is entitled times the Current Market Price on the Business Day immediately preceding the date on which the Holder delivered the Warrant Exercise Notice pursuant to paragraph 2(a) minus (y) the applicable Exercise Price, if any, that would have otherwise been payable by the Holder, in each case of clauses (i) or (ii) together with an amount in cash in lieu of any fraction of a share as provided in paragraph 6 below, such amounts to be paid in cash or by wire transfer of immediately available funds to a bank account designated by the Holder or by certified or official bank check or bank cashier's check payable to the order of such Holder or by any combination of such cash, wire transfer or check.

          (e) If, pursuant to paragraph 2(a) the Company permits a cashless exercise by the Holder, in lieu of making the payment required to exercise the Warrant pursuant to paragraph 2(a) (but in all other respects in accordance with the exercise procedure set forth in paragraph 2(a)), the Holder may convert this Warrant into shares of Common Stock, in which event the Company will issue to


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the Holder the number of shares of Common Stock equal to the result obtained under the following equation:

     X = (A - B) x C where:
         -----------
              A

          X = the number of shares of Common Stock issuable upon exercise pursuant to this paragraph 2(e);

          A = the Current Market Price Per Common Share on the Business Day immediately preceding the date on which the Holder delivers the Warrant Exercise Notice pursuant to paragraph 2(a);

          B = the Exercise Price; and

          C = the number of shares of Common Stock as to which this Warrant is being exercised pursuant to paragraph 2(a).

     If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this paragraph 2(e).

     3. Beneficial Ownership. Notwithstanding anything to the contrary in this Warrant, in no event shall the Holder be entitled to receive, or shall be deemed by applicable law to receive, any Warrant Shares if, upon the receipt of such Warrant Shares, the "beneficial ownership" (within the meaning of Section 13 of the 1934 Act and the rules and regulations promulgated thereunder) of Common Stock by the Holder would be equal to or greater than 9.9% of the outstanding shares of Common Stock. If any delivery owed to the Holder hereunder is not made, in whole or in part, as a result of this provision, the Company's obligation to make such delivery shall not be extinguished and the Company shall make such delivery as promptly as practicable after, but in no event later than two Business Days after, the Holder gives notice to the Company that such delivery would not result in the Holder directly or indirectly so beneficially owning in excess of 9.9% of the outstanding shares of Common Stock. Upon request, the Company shall advise the Holder of the number of shares of Common Stock outstanding, in order to permit the Holder to make the calculation contemplated by this paragraph 3. The Company shall have no responsibility to monitor the beneficial ownership of Common Stock by the Holder. For the avoidance of doubt, nothing in this paragraph 3 shall entitle the Holder to exercise this Warrant after the Expiration Date.

     4. Restrictive Legend. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate to the extent that and for so long as such legend is required pursuant to the Stockholder Agreement.


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     5. Reservation of Shares; NYSE Listing. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and (except as contemplated in the legend referred to in paragraph 4) other encumbrances or restrictions on sale and free and clear of all preemptive rights.

     If the Warrant Shares have not been approved for listing on the NYSE as of the date hereof, the Company shall use its reasonable best efforts to cause the Warrant Shares to be so approved for listing as soon as practicable after the date hereof.

     6. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share on the Business Day immediately preceding the date on which the Holder delivers the Warrant Exercise Notice pursuant to paragraph 2(a).

     "CURRENT MARKET PRICE PER COMMON SHARE" on any date shall be the average of the Daily Prices (as defined below) per share of Common Stock for the twenty
(20) consecutive trading days immediately prior to such date. "DAILY PRICE" means (A) the last reported sale price on such day on the NYSE Composite Transactions Tape; or (B) if the shares of Common Stock then are not traded on the NYSE, the closing price (at the close of the regular trading session) on such day as reported by the principal national securities exchange (or principal trading market/quotation system) on which the shares are listed and traded. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined in good faith by the Board of Directors.

     7. Exchange, Transfer or Assignment of Warrant. Subject to compliance with the Stockholder Agreement, the Holder of this Warrant shall be entitled, without obtaining the consent of the Company to assign and transfer this Warrant, at any time in whole or from time to time in part, to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, as promptly as reasonably practicable and without charge, execute and deliver new Warrant Certificates in the name of the assignee or assignees


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named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant Certificate shall promptly be canceled. Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

     8. Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

     9. Anti-dilution Provisions.

          (a) (i) In case the Company shall at any time after the date hereof subdivide or split its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision or split shall be proportionately reduced and the number of shares of Common Stock purchasable under this Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares, the Exercise Price in effect immediately prior to such combination or reclassification shall be proportionately increased and the number of shares of Common Stock purchasable under this Warrant shall be proportionately decreased.

               (ii) In case the Company shall at any time after the date hereof declare a dividend or make a distribution on Common Stock generally, that is payable in Common Stock, the Exercise Price in effect at the time of the record date for such dividend or distribution and the aggregate number of shares of Common Stock receivable upon exercise of this Warrant shall be proportionately adjusted so that the exercise of this Warrant in full after such time shall entitle the Holder to receive (for the Aggregate Exercise Price (as defined below)) the aggregate number of shares of Common Stock which, if this Warrant had been exercised in full immediately prior to such time (for the aggregate Exercise Price in effect at such time (the "AGGREGATE EXERCISE PRICE")), such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend or distribution. If any declared dividend or distribution on Common Stock payable in Common Stock for which adjustments have been made pursuant to the immediately preceding sentence is not paid in whole or in part on the applicable payment date, then, effective as of the time of the record


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          date for such dividend or distribution, the Exercise Price and the aggregate number of shares of Common Stock receivable upon exercise of this Warrant shall be proportionately readjusted so that the exercise of this Warrant in full after such time shall entitle the Holder to receive (for the Aggregate Exercise Price) the aggregate number of shares of Common Stock which, if this Warrant had been exercised in full immediately prior to such time (for the Aggregate Exercise Price), such Holder would have owned upon such exercise and in fact received by virtue of such dividend or distribution.

               (iii) In case the Company shall at any time after the date hereof issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, as a condition to such reclassification, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time that this Warrant is exercisable to purchase, at a total price equal to that payable upon exercise of this Warrant, the kind and amount of capital stock receivable in connection with such recapitalization by a record holder of the same number of shares of Common Stock as were purchasable (without applying the restrictions set forth in paragraph 3 hereof) by the Holder immediately prior to such recapitalization. Such adjustments under this paragraph 9(a) shall be made successively whenever any event listed above shall occur.

          (b) Except in the case of Excluded Transactions (as defined below), in case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock generally, entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price Per Common Share on such record date (or if such date of issuance is more than sixty days after the record date, less than the Current Market Price Per Common Share on such date of issuance), the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date (or if such date of issuance is more than sixty days after the record date, on such date of issuance) and the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current


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Market Price Per Common Share immediately prior to such issuance or sale and (y)
the aggregate consideration, if any, to be received by the Company upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Market Price Per Common Share immediately prior to such issuance or sale. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined in good faith by the Board of Directors. Such adjustment shall be made successively whenever any such record date is fixed; and in the event that such rights, options or warrants or securities convertible into shares of Common Stock are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants or securities convertible into shares of Common Stock are entitled or the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities for such shares of Common Stock prior to their receipt of such shares of Common Stock (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 9), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options or warrants or securities convertible into shares of Common Stock that were not so issued or expired unexercised had never had their related record date fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock or required to pay such changed consideration, in the latter event. "EXCLUDED TRANSACTIONS" means any Common Stock issued by the Company (i) upon exercise or conversion of any security the issuance of which caused an adjustment under this paragraph 9, (ii) pursuant to employee or director compensation plans or arrangements and (iii) pursuant to a stockholder rights plan adopted by the Company.

          (c) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock in their capacities as such (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of indebtedness, assets or other property (other than (i) ordinary dividends payable in cash, (ii) dividends payable in Common Stock, (iii) distributions in connection with a stockholder rights plan adopted by the Company; or (iv) rights, options or warrants or convertible securities referred to in, and for which an adjustment is made pursuant to, paragraph 9(b) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value


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(determined as set forth in paragraph 9(b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed

          (d) In case at any time or from time to time the Company shall take any action affecting its capital stock as such, other than an action described in any of the foregoing clauses (a) through (c), which the Board of Directors of the Company reasonably determines in good faith will adversely affect the rights of the Holders of the Warrants, the number of shares of Common Stock purchasable upon exercise of each Warrant and/or the Exercise Price shall be adjusted in such manner and at such time as the Board of Directors of the Company may reasonably and in good faith determine to be equitable in the circumstances.

          (e) The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price (but in no event below the par value of a share of Common Stock) or increase the number of shares of Common Stock for which the Warrant may be exercised to any amount deemed appropriate by the Board of Directors; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 5-day period, after which time the Company may, at its option, reinstate the Exercise Price or number of shares of Common Stock in effect prior to such adjustment, as applicable, subject to any interim adjustments pursuant to this paragraph 9.

          (f) No adjustment in the Exercise Price or otherwise pursuant to paragraph 9(a) through (c) shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this paragraph 9(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 9 shall be made to the nearest $0.001 or to the nearest hundredth of a share of Common Stock, as the case may be.

          (g) In the event that, at any time as a result of the provisions of this paragraph 9, the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.


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          (h) Upon the occurrence of each adjustment or readjustment pursuant to this paragraph 9 or paragraph 10 below, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of the holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Exercise Price at the time in effect and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon exercise of the Warrant.

          (i) The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this paragraph 9 and in the taking of all such action necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     10. Consolidation, Merger or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter, upon exercise of this Warrant in accordance with and subject to all of the provisions of this Warrant, to receive the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised (without applying the restrictions set forth in paragraph 3 hereof) immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall


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not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this paragraph 9 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph 10 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

     11. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("E-MAIL") transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Ford, to:

          Ford Motor Company
          Office of the Secretary
          One American Road
          11th Floor World Headquarters
          Dearborn, Michigan 48126
          Facsimile No.: (313) 248-8713
          E-mail: psherry@ford.com

     with a copy to:

          Ford Motor Company
          Office of the General Counsel
          One American Road
          320 World Headquarters
          Dearborn, Michigan 48126
          Facsimile No.: (313) 337-3209
          E-mail: mnunn@ford.com
     and to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention: Paul R. Kingsley
          Facsimile No.: (212) 450-3800
          E-mail: paul.kingsley@dpw.com

     if to the Company, to:

          Visteon Corporation
          One Village Center Drive
          Van Buren Township, Michigan 48111
          Attention: John Donofrio, General Counsel
          Facsimile No.: (734) 710-7132
          E-mail: jdonofri@visteon.com

     with a copy (which shall not constitute notice) to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, NY 10153
          Attention: Michael E. Lubowitz
          Facsimile No.: (212) 310-8007
          E-mail: michael.lubowitz@weil.com

or such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     12. Rights of the Holder. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

     13. Governing Law. This Warrant shall be governed by and construed in accordance with the law of the State of Michigan, without regard to the conflicts of law rules of such state.

     14.  Dispute Resolution.

          (a) If a dispute arises between the parties relating to this Warrant, the following shall be the sole and exclusive procedure for enforcing the terms hereof and for seeking relief, including but not limited to damages, injunctive relief and specific performance:

               (i) The parties promptly shall hold a meeting of senior executives with decision-making authority to attempt in good faith to negotiate a mutually satisfactory resolution of the dispute; provided that no party shall be under any obligation whatsoever to reach, accept or agree to any such resolution; provided further, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled.

               (ii) If the parties are unable to negotiate a mutually satisfactory resolution as provided above, then upon request by either party, the matter shall be submitted to binding arbitration before a sole arbitrator in accordance with the CPR Rules, including discovery rules, for Non-Administered Arbitration. Within five (5) Business Days after the selection of the arbitrator, each party shall submit its requested relief to the other party and to the arbitrator with a view toward settling the matter prior to commencement of discovery. If no settlement is reached, then discovery shall proceed. Upon the conclusion of discovery, each party shall again submit to the arbitrator its requested relief (which may be modified from the initial submission) and the arbitrator shall select only the entire requested relief submitted by one party or the other, as the arbitrator deems most appropriate. The arbitrator shall not select one party's requested relief as to certain claims or counterclaims and the other party's requested relief as to other claims or counterclaims. Rather, the arbitrator must only select one or the other party's entire requested relief on all of the asserted claims and counterclaims, and the arbitrator shall enter a final ruling that adopts in whole such requested relief. The arbitrator shall limit his/her final ruling to selecting the entire requested relief he/she considers the most appropriate from those submitted by the parties.

               (iii) Arbitration shall take place in the City of Dearborn, Michigan unless the parties agree otherwise or the arbitrator selected by the parties orders otherwise. Punitive or exemplary damages shall not be awarded. This paragraph 14 is subject to the Federal Arbitration Act, 28 U.S.C.A. Section 1, et seq., or comparable legislation in non-U.S. jurisdictions, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

     15. Jurisdiction. Subject to paragraph 14, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Warrant or the transactions contemplated hereby shall be brought in any federal court sitting in Michigan or any Michigan State court sitting in Wayne County or Oakland County, Michigan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Warrant shall be deemed to have arisen from a transaction of business in the State of Michigan. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

     16. Amendments; Waivers. Any provision of this Warrant Certificate may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that if there shall be more than one Holder of this Warrant, any amendment of this Warrant Certificate approved by the Company and holders of a majority of the Warrant Shares will be binding on each Holder. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of _____________, 2005.

                                        VISTEON CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Acknowledged and Agreed:
FORD MOTOR COMPANY


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                             WARRANT EXERCISE NOTICE

                (To be delivered prior to exercise of the Warrant
             by execution of the Warrant Exercise Subscription Form)

To: Visteon Corporation

     The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value $1.00 per share, of Visteon Corporation (the "COMPANY"). The undersigned intends to exercise the Warrant to purchase ___________ shares (the "SHARES") at $______ per Share (the Exercise Price currently in effect pursuant to the Warrant). The undersigned requests to pay the aggregate Exercise Price for the Shares (i) by wire transfer of immediately available funds to a bank account designated by the Company or
(ii) pursuant to the "cash-less" exercise mechanism described in paragraph 2(e) of the Warrant, as indicated below.

Date:
      -----------------------------


                                        ----------------------------------------
                                        (Signature of Owner)

                                        ----------------------------------------
                                        (Street Address)

                                        ----------------------------------------
                                        (City)         (State)        (Zip Code)

Payment: $_____________ wire transfer

         ___ "cash-less" exercise pursuant to paragraph 2(e) of the Warrant

                       WARRANT EXERCISE SUBSCRIPTION FORM

                (To be executed only upon exercise of the Warrant
                   after delivery of Warrant Exercise Notice)

To: Visteon Corporation

     The undersigned irrevocably exercises the Warrant for the purchase of ___________ shares (the "SHARES") of Common Stock, par value $1.00 per share, of Visteon Corporation (the "COMPANY") at $_____ per Share (the Exercise Price currently in effect pursuant to the Warrant) [and herewith makes payment of $___________ (such payment being made by wire transfer of immediately available funds to a bank account designated by the Company) / pursuant to the "cash-less" exercise mechanism described in Section 2(e) of the Warrant], all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date:
      -----------------------------


                                        ----------------------------------------
                                        (Signature of Owner)

                                        ----------------------------------------
                                        (Street Address)

                                        ----------------------------------------
                                        (City)         (State)        (Zip Code)

Securities and/or check to be issued to: _______________________________________

Please insert social security or identifying number: ___________________________

Name: __________________________________________________________________________

Street Address: ________________________________________________________________

City, State and Zip Code: ______________________________________________________

Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to: ___________________________________________________

Please insert social security or identifying number: ___________________________

Name: __________________________________________________________________________

Street Address: ________________________________________________________________

City, State and Zip Code: ______________________________________________________

                             WARRANT ASSIGNMENT FORM

                                                   Dated ________________, _____

            FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto _____________________________ (the "ASSIGNEE"),
                     (please type or print in block letters)

________________________________________________________________________________
                                (insert address)

this Warrant for up to [___] shares of Common Stock and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


                                        Signature:
                                                   -----------------------------